Exhibit 10.42

GPS CCMP ACQUISITION CORP.

2006 MANAGEMENT EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

RESTRICTED STOCK AGREEMENT (this “Agreement”) made as December 27, 2007 (the “Effective Date”), by and between GPS CCMP Acquisition Corp., a Delaware corporation (the “Company”), and Clement Feng (the “Executive”).

WHEREAS, as a material inducement to the Company to sell and issue to the Executive the Restricted Shares hereunder, the Executive has agreed to execute and deliver to the Company the Confidentiality, Non-Competition and Intellectual Property Agreement attached hereto as Exhibit C (the “Non-Competition Agreement”);

WHEREAS, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged;

NOW, THEREFORE, the parties hereto agree as follows:

1.             Purchase and Sale of Restricted Shares.

(a)           Upon execution of this Agreement and the Joinder Agreement, in the form attached hereto as Exhibit D (the “Joinder Agreement”), to the Shareholders’ Agreement, dated as of November 10, 2006, by and among the Company and the other parties from time to time party thereto (the “Shareholders’ Agreement”), and subject to the terms and conditions of the Plan (as defined below) and this Agreement, the Company will issue to the Executive 389.579916 shares of class A nonvoting common stock of the Company, par value $0.01 per share (the “Class A Common Stock”), for a purchase price of $341.36 per share (the “Class A Purchase Price”). All of such shares of Class A Common Stock purchased by the Executive pursuant to this Agreement are referred to herein as “Restricted Shares”.

(b)           The foregoing sale and issuance of Restricted Shares shall be deemed, for all purposes, an Award under (and as defined in) the Company’s 2006 Management Equity Incentive Plan (the “Plan”), which is incorporated herein by this reference and made a part of this Agreement.

2.             Section 83(b) Election.

The parties agree that the fair market value of each share of Class A Common Stock as of November 10, 2006, based on the appraisal report of Corporate Valuation Advisors was the Class A Purchase Price, and that such price represents the fair market value of each share of Class A Common Stock on the Effective Date. The Executive, in its sole discretion, may make an election with the Internal Revenue Service (the “IRS”) under Section 83(b) of the Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto (the “83(b) Election”), and in connection with the making of such election, shall provide a copy of such form to the Company promptly following its filing. The Executive understands that under applicable law such election must be filed with the IRS no later than thirty (30) days after any acquisition of the Restricted Shares to be effective. If the Executive files an effective 83(b) Election, the excess of the fair market value of the Restricted Shares on the date hereof (which the IRS may assert is different from the fair market value determined by the parties) covered by such election over the amount paid by the Executive for the Restricted Shares shall be treated as ordinary income received by the Executive, and the Company or one of its Subsidiaries shall withhold from the Executive’s compensation all amounts required to be withheld under applicable law. If the Executive does not file an 83(b) Election, future appreciation on the Restricted Shares will generally be taxable as ordinary income when such stock vests pursuant to this Agreement. The foregoing is merely a brief summary of complex tax laws and regulations, and therefore the Executive is advised to consult with its own tax advisors regarding the purchase and holding of the Restricted Shares.

3.             Executive Representations and Warranties.

As an inducement to the Company to issue the Restricted Shares to the Executive and as a condition thereto, the Executive represents, acknowledges and agrees (as applicable) that:

(i)            this Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable against it in accordance with its terms, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, moratorium laws or other laws affecting creditors’ rights generally or by general equitable principles, and the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject; and

(ii)           neither the issuance of the Restricted Shares to the Executive nor any provision contained herein or in the Plan, shall entitle the Executive to remain in the employment of the Company or any of its Subsidiaries, or affect the right of the Company or any Subsidiary to terminate the Executive’s employment at any time for any reason.

4.             Vesting of Class A Common Stock.

(a)           All Restricted Shares shall initially be unvested and shall be subject to repurchase by the Company pursuant to the Shareholders’ Agreement. Subject in all respects to the provisions of the Certificate of Incorporation of the Company, all stock dividends, if any, that are paid on unvested Restricted Shares and all stock dividends, if any, that are paid on any such stock dividends (any such stock dividends, “Restricted Share Dividends”) and all cash dividends paid on unvested Restricted Shares (or on Restricted Share Dividends) (“Unvested Shares Cash Dividends”) shall be treated as set forth in Section 6(d).

(b)           Time-Vesting.  194.789958 Restricted Shares shall be “Time Vesting Shares.”

(i)            Vesting Schedule. Subject to Sections 4(b)( ii) through (iv), the Time Vesting Shares shall vest as set forth below, provided that the Executive remains employed with the Company or one of its Subsidiaries on such Vesting Dates:

Vesting Date	Vested Percentage of Time Vesting Shares
December 27, 2008	25%
December 27, 2009	50%
December 27, 2010	75%
December 27, 2011	100%

(ii)           Acceleration upon Change of Control.   Upon the occurrence of a Change of Control prior to February 15, 2011, all then unvested Time Vesting Shares shall immediately vest in full, so long as the Executive is employed with the Company or one of its Subsidiaries on the applicable Change of Control Date.

(iii)          Accelerated Vesting upon Death or Disability.   Notwithstanding the foregoing provisions of this Section 4, in the event of the Executive’s termination of employment with the

Company or any of its Subsidiaries by reason of his death or becoming Disabled on or after the Effective Date, Time Vesting Shares that would otherwise have been become vested within twelve months immediately following the date of such death or Disability shall vest as of the date of such death or Disability.

(iv)          Cessation of Vesting.   Subject to the effect of paragraph (iii) above, the vesting of all Time Vesting Shares shall cease upon the date of employee’s termination of employment with the Company.

(c)           Performance-Based Vesting.

(i)            General.   In accordance with Section 4(c)(ii) through (iv), 194.789958 Restricted Shares shall be eligible to vest upon the occurrence of either a Change of Control or an IPO Liquidity Event, provided the Executive is employed with the Company or one of its Subsidiaries on the Change of Control Date or IPO Liquidity Event Date, as applicable, as set forth in the requirements of this Section 4(c) (the “Performance Vesting Shares”).

(ii)           Change of Control.   In the event that, upon the occurrence of a Change of Control (and provided that the Executive is employed with the Company or one of its Subsidiaries on the applicable Change of Control Date), the Class B Return is equal to or greater than 2, 100% of the Performance Vesting Shares shall vest on the Change of Control Date.

(iii)          IPO Liquidity Event.   Upon the occurrence of an IPO Liquidity Event (and provided that the Executive is employed with the Company or one of its Subsidiaries on the applicable IPO Liquidity Event Date), 100% of the Performance Vesting Shares shall vest on the IPO Liquidity Event Date.

(iv)          Cessation of Vesting upon Termination of Employment Prior to Change of Control or IPO Liquidity Event.   In the event of the Executive’s termination of employment for any reason prior to the occurrence of either a Change of Control or an IPO Liquidity Event, vesting shall cease for the Performance Vesting Shares.

(d)           Dividends, Etc.   Subject in all respects to the provisions of the Certificate of Incorporation of the Company, Restricted Share Dividends, Unvested Shares Cash Dividends and Additional Property shall be delivered to the Executive promptly upon the vesting of the related Restricted Shares.

5.             Legend.

(a)           Each certificate representing Restricted Shares shall bear each of the following legends (in addition to any legends required under the Shareholders’ Agreement).

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXCHANGED UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR EXCHANGE COMPLIES WITH THE PROVISIONS OF THE SHAREHOLDERS’ AGREEMENT AND THE RESTRICTED STOCK AGREEMENT, EACH AS AMENDED FROM TIME TO TIME, BETWEEN OR AMONG THE COMPANY AND THE INVESTORS PARTY THERETO. IN ADDITION TO RESTRICTIONS ON TRANSFER, THE RESTRICTED STOCK AGREEMENT PROVIDES FOR THE VESTING OF THE SHARES ACCORDING TO THE SPECIFIC PROVISIONS OF THE RESTRICTED STOCK AGREEMENT. COPIES OF THE SHAREHOLDERS’ AGREEMENT AND THE RESTRICTED STOCK AGREEMENT ARE ON FILE WITH THE COMPANY.”

(b)           The certificates shall also bear any legend required by any applicable state securities law.

6.             Restrictions on Transfer and Conversion.

(a)           The Company and the Executive acknowledge and agree that the Restricted Shares are subject to and restricted by the Shareholders’ Agreement and with respect to such Restricted Shares, the Executive shall be an “Investor” and a “Management Shareholder” as such terms are used in the Shareholders Agreement.

(b)           No unvested Restricted Shares shall be transferable to any Person for any reason. Any attempt to Transfer any unvested Restricted Shares shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer.

(c)           Prior to any Transfer of vested Restricted Stock made in accordance with the Shareholders’ Agreement, the transferee shall agree, by execution of a Joinder Agreement, to be bound by this Agreement as holder of Restricted Shares and by the Shareholders’ Agreement as an “Investor” and a “Management Shareholder”. Any Transfer or attempted Transfer of any Restricted Shares in violation of this Section 6 or the Shareholders’ Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Restricted Shares as the owner of such stock for any purpose.

(d)           All Restricted Share Dividends, all Unvested Shares Cash Dividends and all new, substituted or additional securities or other property contemplated by Section 10 below (“Additional Property”), shall be subject to the same restrictions (and the same vesting) as the Restricted Share to which such Restricted Share Dividend, Unvested Shares Cash Dividends or Additional Property relates, and will be paid to the Executive in accordance with Section 4(d).

(e)           The Executive acknowledges that the transfer restrictions contained in this Agreement are reasonable and in the best interests of the Company.

7.             Right of Repurchase. Except as provided in any other agreement between the Company and/or one of its Subsidiaries and the Executive, and subject to applicable securities laws, the Company shall have no duty or obligation to disclose to the Executive, and the Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the Company’s exercise of it right to repurchase the Restricted Shares pursuant to Article V of the Shareholders’ Agreement (the “Repurchase Option”) upon the termination of the Executive’s employment with the Company or one of it Subsidiaries. In connection with the exercise of the Repurchase Option by the Company with respect to unvested Restricted Shares, if the Company holds, pursuant to Section 6(d) Unvested Shares Cash Dividends, Restricted Share Dividends and/or Additional Property with respect to such unvested Restricted Shares, upon the purchase by the Company or its designee of such Restricted Shares, notwithstanding anything to the contrary in this Agreement or the Shareholders’ Agreement, all such Unvested Shares Cash Dividends, Restricted Share Dividends (subject to any repurchase provisions in the Shareholders’ Agreement) and/or Additional Property shall be forfeited by the Executive (and any Permitted Transferee of the Executive) and all of the Executive’s rights, or the rights of any Permitted Transferee of the Executive, to such Unvested Shares Cash Dividends, Restricted Share Dividends and/or Additional Property shall terminate.

8.             Securities Laws Matters.

(a)           The Executive understands and agrees that: (i) the Restricted Shares have not been registered under the Securities Act, (ii) the Restricted Shares are restricted securities under the Securities Act and (iii) the Restricted Shares may not be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available. The Executive hereby makes to the Company the representations and warranties set forth in Exhibit B hereto.

(b)           Except as otherwise set forth in the Shareholders’ Agreement, the Company may, but shall not be obligated to register or qualify the issuance, or the resale of any of the Restricted Shares under the Securities Act or any other applicable law.

9.             Definitions.

The following terms shall have the meanings ascribed below:

“Aggregate Net Proceeds” means:

(i)            all cash proceeds actually received by the CCMP Investors with respect to the sale or assignment of shares of Class B Common Stock to third parties, net of any unreimbursed Sales Costs, plus

(ii)           the Fair Market Value of any shares of Marketable Securities actually received by the CCMP Investors with respect to the sale or assignment of Class B Common Stock to third parties (for purposes of clarity, excluding any conversion of shares of Class B Common Stock into shares of Class A Common Stock), as determined on the date of the consummation of such sale or other disposition, net of any unreimbursed Sales Costs, plus

(iii)          dividends in cash or the fair market value of any property dividends (other than stock dividends) as determined by the Board of Directors of the Company in good faith, actually received by the CCMP Investors (or receivable at the discretion of the CCMP Investors or persons within their control) in respect of the Class B Common Stock;

provided, however, that (A) Aggregate Net Proceeds shall not include any advisory, management, monitoring, transaction or other fees pursuant to arrangements entered into as of November 10, 2006 (as amended from time to time), or any expense reimbursement, received by one or more CCMP Investors or any of their affiliates and (B) any cash dividends received by the CCMP Investors shall not be counted more than once in any calculation of Aggregate Net Proceeds.

“CCMP Investment” means initially $588,500,000, and shall be adjusted for any cash or other consideration contributed from the CCMP Investors from and after November 10, 2006.

“CCMP Investors” means CCMP Capital Investors II, L.P., CCMP Capital Investors (Cayman), L.P., Asia Opportunity Fund II, L.P., AOF II Employee Co-Invest Fund, L.P. and CCMP Generac Co-Invest, L.P.

“Change of Control” means (a) any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions, the capital stock of the Company representing in excess of fifty percent (50%) of the voting power of the Company is owned directly, or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of Persons, other than one or more CCMP Investors or a “group” in which a CCMP Investor is a member, or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including securities of the Company’s directly or indirectly owned Subsidiaries (if any)).

“Change of Control Date” means the date of consummation of a Change of Control.

“Class A Common Stock” has the meaning set forth in Section 1(a) hereof.

“Class B Return” as of any date of determination means the quotient of (a) the Aggregate Net Proceeds received by the CCMP Investors with respect to shares of Class B Common Stock (or shares of Class A Common Stock into which shares of Class B Common Stock are converted) through such date, divided by (b) the CCMP Investment; provided, however, that solely with respect to an IPO (and solely on the IPO Date), the “Class B Return” shall equal the quotient of (i) sum of (A) the Aggregate Net Proceeds received by the CCMP Investors with respect to shares of Class B Common Stock prior to the IPO plus (B) the product of (x) price per share at which shares of the Class A Common Stock are initially sold by the underwriters in connection with the IPO and (y) the number of shares of Class A Common Stock into which shares of Class B Common Stock held by the CCMP Investors are converted, divided by (ii) the CCMP Investment.

“Class B Common Stock” means the class B voting common stock of the Company, par value $0.01 per share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Disabled” means: (a)(i) that Executive qualifies for benefits due to total disability on the part of the Executive under the Company’s long-term disability plan, as in effect from time to time; or (ii) in the event that the Company has no such long-term disability plan in effect at the time the disability arises on the part of the Executive, that Executive is unable, as a result of a medically determinable physical or mental illness, to perform the duties and services of his position and (b) Executive shall be absent from his duties with the Company on a full time basis for 180 consecutive days. “Disability” shall have a correlative meaning.

“Fair Market Value” of Marketable Securities means an amount equal to (i) the Market Price of such Marketable Securities multiplied by (ii) the number of shares of such Marketable Securities.

“IPO” means the initial public offering of Shares registered on Form S-1 (or any equivalent or successor form under the Securities Act).

“IPO Date” means the date on which the Company consummates an IPO of the Company.

“IPO Liquidity Event” means, from and after the date of an IPO, the achievement with respect to the Class A Shares of an average closing trading price equal to or exceeding the Liquidity Threshold Price in any sixty (60) consecutive trading day period starting prior to the later of (a) the fifth anniversary of the date hereof, and (b) one year after the IPO.

“IPO Liquidity Event Date” means the date of occurrence of the IPO Liquidity Event.

“Liquidity Threshold Price” means, at any time, the lowest amount which when multiplied by the number of shares of Class A Common Stock then held by the CCMP Investors and then added to the Aggregate Net Proceeds received by the CCMP Investors since the date hereof with respect to its shares of Class B Common Stock or shares of Class A Common Stock issued upon conversion of its shares of Class B Common Stock in connection with an IPO, would yield to the CCMP Investors a Class B Return equal to 2.

“Market Price” of Marketable Securities means, on any date of determination, the average of the closing prices of such Marketable Securities on any U.S. securities exchange on which such Marketable Securities are listed or, if not so listed, the average bid and asked price of such Marketable Securities reported on the NASDAQ National Market or any established over-the-counter trading system on which prices for such Marketable Securities are quoted, in each case, for a period of twenty trading days prior to such date of determination; provided, that, with respect to any Marketable Securities received by the CCMP Investors in connection with a Change of Control transaction, the Market Price of such Marketable Securities shall be the value ascribed to such Marketable Securities in such transaction.

“Marketable Securities” means freely tradeable equity securities of a Person that are listed on an established U.S. securities exchange or through the NASDAQ National Market, or any established over-the-counter trading system.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Recapitalization” shall mean an event or series of events affecting the capital structure of the Company including, but not limited to, stock dividends, stock splits, rights offers or recapitalizations through large, non-recurring cash dividends.

“Restricted Shares” has the meaning set forth in Section 1(a) hereof. “Restricted Shares” shall also include shares of the Company’s capital stock issued with respect to, or exchanged or substituted for, the Restricted Shares by way of a stock split, stock dividend or other recapitalization, merger, consolidation, reorganization or similar transaction.

“Sales Costs” means any costs or expenses (including legal or other advisor costs and expenses), fees (including investment banking fees (but excluding any such fees payable to CCMP Investors or their Affiliates)), commissions or discounts payable directly by the CCMP Investors in connection with, arising out of or relating to any sale or other disposition of the Class B Common Stock (including in connection with the negotiation, preparation and execution of any transaction documentation with respect to such sale or other disposition).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal law then in force.

“Shareholders’ Agreement” means the Shareholders’ Agreement, dated as of November 10, 2006, among the Company and certain shareholders of the Company, as amended, modified or supplemented from time to time.

“Shares” means all shares of Class A Common Stock and Class B Common Stock, whenever issued, including all shares of Class A Common Stock and Class B Common Stock issued upon the exercise, conversion or exchange of any Convertible Securities.

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Person), owns, directly or indirectly, 50% or more of the stock or other equity interests which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Transfer” means the sale, transfer, assignment, pledge or other disposal (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any Restricted Shares.

10.          Adjustment of Shares.

In the event of a Recapitalization, the terms of this Agreement (including, without limitation, the number and kind of shares of Class A Common Stock subject to this award) shall be adjusted as set forth in Section 13(a) of the Plan. In the event that the Company is a party to a merger or consolidation, this award shall be subject to the agreement of merger or consolidation, as provided in Section 13(b) of the Plan.

11.          Related Agreements.   Simultaneously with the execution and delivery of this Agreement, the Executive shall execute and deliver the Non-Competition and a Joinder Agreement.

12.          General Provisions.

(a)           Severability.   It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

(b)           Entire Agreement.   This Agreement, the Plan, the Joinder Agreement and the Shareholders’ Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(c)           Counterparts.   This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d)           Successors and Assigns.   Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company, and their respective successors, permitted assigns, heirs, representative and estate, as the case may be (including subsequent holders of Restricted Shares); provided that the rights and obligations of the Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Restricted Shares hereunder and under the Shareholders’ Agreement.

(e)           Governing Law.   THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE, OR ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED.

(f)            Jurisdiction and Venue.   SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF, OR HERSELF AND IN RESPECT OF ITS, HIS PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

(g)           Remedies.   Each of the parties to this Agreement and any such Person granted rights hereunder whether or not such Person is a signatory hereto shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorney’s fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party and any such Person granted rights hereunder whether or not such Person is a signatory hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

(h)           Amendment and Waiver.   The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof; provided that the Company may amend or modify the Agreement without the Executive’s consent in accordance with the provisions of the Plan (including, without limitation, the provisions in Sections 13(b), 15(c) and 16(e) of the Plan) or as otherwise set forth in this Agreement.

(i)            Notices.   Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via facsimile, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via facsimile, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

If to the Company, to:

GPS CCMP Acquisition Corp.
c/o CCMP Capital Advisors, LLC
245 Park Avenue, 16th Floor
New York, NY 10167

Attention: Stephen Murray

If to the Executive, to the Executive at his most recent address in the Company’s records.

(j)            Business Days.   If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period for giving notice or taking action shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(k)           Survival of Representations, Warranties and Agreements.   All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement indefinitely.

(l)            Recapitalization, Exchange, Etc. Affecting the Company’s Shares.   The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion to a corporation or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Shares of the Company and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

(m)          Descriptive Headings.   The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(n)           Construction.   Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(o)           WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(p)           Nouns and Pronouns.   Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(q)           Plan; Shareholders’ Agreement; Counsel.   The Executive acknowledges and understands that material definitions and provisions concerning the Restricted Shares and the Executive’s rights and obligations with respect thereto are set forth in the Plan and the Shareholders’ Agreement. The Executive has had the opportunity to retain counsel, and has read carefully, and understands, the provisions of such documents. The Executive has had the opportunity to seek legal advice from such counsel on this Agreement and the transactions contemplated hereby.

(r)            Non-Qualified Deferred Compensation.   The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may he issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder will be immediately taxable to the Executive or the Executive under Section 409A of the Code and related Department of Treasury guidance, the Company may (a) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement and/or (b) take such other actions as the Company determines necessary or appropriate to comply with the requirements of Section 409A of the Code and related Department of Treasury guidance, including such Department of Treasury guidance and other interpretive materials as may be issued after the Effective Date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the date first written above.

THE COMPANY

GPS CCMP ACQUISITION CORP.

By:	/s/ Aaron P. Jagdfeld
	Name:	Aaron P. Jagdfeld
	Title	President

THE EXECUTIVE:

/s/ Clement Feng
CLEMENT FENG

EXHIBIT A

ELECTION TO INCLUDE STOCK IN GROSS
INCOME PURSUANT TO SECTION 83(b) OF THE
INTERNAL REVENUE CODE

The undersigned purchased 389.579916 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of GPS CCMP Acquisition Corp. (the “Company”) pursuant to a Restricted Stock Agreement (the “Restricted Stock Agreement”) dated as of December 27, 2007 (the “Effective Date”) between the Company and the undersigned.  Under certain circumstances, the Company has the right to repurchase the Class A Common Stock from the undersigned (or from the holder of the Class A Common Stock, if different from the undersigned) upon the occurrence of certain events as described in the Restricted Stock Agreement on the terms set forth in the Shareholders’ Agreement, dated as of November 10, 2006, among the Company, the Executive and certain other parties thereto.  Hence, the Class A Common Stock is subject to a substantial risk of forfeiture and is nontransferable to other than family members (within the meaning of Treasury Regulation §1.83-3(d)).  The undersigned desires to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code”) to have the Class A Common Stock taxed at the time the undersigned purchased the Class A Common Stock.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Class A Common Stock, to report as taxable income for the undersigned’s taxable year ended December 31, 2007 the excess (if any) of the Class A Common Stock’s fair market value on the Effective Date, over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.  The name, address and social security number of the undersigned:

CLEMENT FENG

Social Security Number:

2.  A description of the property with respect to which the election is being made: 389.579916 shares of Class A Nonvoting Common Stock, par value $0.01 per share, of GPS CCMP Acquisition Corp.

3.  The date on which the property was transferred: December 27, 2007.  The taxable year for which such election is made:  the undersigned’s taxable year ending December 31, 2007.

4.  The restrictions to which the property is subject:

The Class A Common Stock may not be transferred and are subject to repurchase under the terms of an agreement between the taxpayer and the Company.

5.  The fair market value on December 27, 2007, of the property with respect to which the election is being made, determined without regard to any lapse restrictions is $132,987.00.

6.  The amount paid for such property: $132,987.00.

7.  A copy of this election has been furnished to the person for whom the services are performed:  Secretary of the Company pursuant to Treasury Regulation §1.83-2(e)(7), and a copy has been furnished to Generac Power Systems, Inc.

This election is being sent to the Internal Revenue Service office with which the undersigned files his return.  In addition, a copy of this election will be submitted with the income tax return of the undersigned for the taxable year in which the Class A Common Stock was purchased.

Dated:
CLEMENT FENG

EXHIBIT B

CONFIDENTIAL INVESTMENT QUALIFICATION QUESTIONNAIRE

GPS CCMP ACQUISITION CORP.

A Delaware corporation (the “Company”)

SPECIAL INSTRUCTIONS

In order to establish the availability under federal and state securities laws of an exemption from registration or qualification requirements for the proposed issuance of Shares, you are required to represent and warrant, and by executing and delivering this questionnaire will be deemed to have represented and warranted, that the information stated herein is true, accurate and complete to the best of your knowledge and belief, and may be relied on by the Company.  Further, by executing and delivering this questionnaire you agree to notify the Company and supply corrective information promptly if, prior to the consummation of your payment of the Purchase Price in exchange for the Shares, any such information becomes inaccurate or incomplete.  Your execution of this questionnaire does not constitute any indication of your intent to subscribe for the Shares.

A subscriber who is a natural person must complete each Question except for 2 and 5.

A subscriber that is an entity other than a trust must complete each Question except for 3 and 5.

A subscriber that is a trust must complete each Question except for 3.

GENERAL INFORMATION

1.     ALL SUBSCRIBERS.

a.     Name(s) of prospective investor(s): CLEMENT FENG

b.     Address:

c.     Telephone Number:

2.     SUBSCRIBERS THAT ARE ENTITIES.

a.     Type of entity:

☐ Trust

☐ Corporation

☐ Partnership

Other:

b.     State and date of legal formation:

c.     Nature of Business:

d.     Was the entity organized for the specific purpose of acquiring the Shares pursuant to the Management Subscription and Stock Purchase Agreement?

Yes ☐

No ☐

e.     Federal tax identification number:

3.     SUBSCRIBERS WHO ARE INDIVIDUALS.

a.     State where registered to vote:

b.     Social Security Number:

c.     Please state the subscriber’s education and degrees earned:

Degree	School	Year

d.     Current occupation (if retired, describe last occupation):

Employer:

Nature of Business:

Position:

Business Address:

Telephone Number:

4.     Accreditation. Does the subscriber satisfy one or more of the following accredited investor requirements?  Contact the Company if none of the following is applicable.

Investor is:

☐    A natural person whose net worth (or joint net worth with my spouse) is in excess of $1,000,000 as of the date hereof.

☐    A natural person whose income in each of the prior two years was, and whose income in the current year is reasonably expected to be in excess of $200,000 or whose joint income with my spouse in each of the prior two years was, and is reasonably expected to be in the current year in excess of $300,000.

☐    A director or officer of the Company.

☐    A trust with total assets in excess of $5,000,000, not formed for the specific purpose of investing in the Shares of GPS CCMP Acquisition Corp., whose purchases are directed by a sophisticated person, who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Shares of GPS CCMP Acquisition Corp.

☐    A “bank”, “savings and loan association”, or “insurance company” as defined in the Securities Act of 1933.

☐    A broker/dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

☐    An investment company registered under, or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act of 1940.

☐    A Small Business Investment Company licensed by the U.S. Small Business Administration under the Small Business Investment Act of 1958.

☐    A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and having total assets in excess of $5,000,000.

☐    An “employee benefit plan” as defined in the Employee Retirement Income Security Act of 1974 (a “Plan”) which has total assets in excess of $5,000,000.

☐    A Plan whose investment decisions, including the decision to subscribe for the Shares of GPS CCMP Acquisition Corp., are made solely by (i) a “plan fiduciary” as defined in Section 3(21) of the Employee Retirement Income Security Act of 1974, which includes a bank, a savings and loan association, an insurance company or a registered investment adviser, or (ii) an “accredited investor” as defined under Rule 501(a) of the Securities Act of 1933.

☐    A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐    Any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business Trust, or partnership, not formed for the specific purpose of investing in the Shares and having total assets in excess of $5,000,000.

☐    Any entity in which all of the equity owners meet one of the above descriptions.

5.     Trusts.

Does the trust meet the following tests:

a.             Has total assets in excess of $5,000,000?

Yes ☐     No ☐

b.             Was formed for the purpose of the investment in the Shares in this Contribution?

Yes ☐     No ☐

c.             Are the purchases by the Trust directed by a sophisticated investor who, alone or with his, her or its subscriber representative, understands the merits and risks of the investment in the Shares?

Yes ☐     No ☐

[THE REMAINDER OF THIS PAGE IS BLANK]

INDIVIDUAL(S) SIGN HERE:

(Signature)

CLEMENT FENG

(Address)

Social Security Number:

Spouse of Subscriber:

(Signature)

Social Security Number:

ENTITIES SIGN HERE:

(Print Name of Organization)

By:

(Signature)

(Print Name and Title)

(Address)

Federal ID Number:

(Address)

Exhibit C

CONFIDENTIALITY, NON-COMPETITION AND INTELLECTUAL PROPERTY AGREEMENT (this “Non-Competition Agreement”), dated as of December 27, 2007 (the “Effective Date”), by and between GPS CCMP ACQUISITION CORP. (together with its successors, assigns and affiliates, the “Company”) and Clement Feng (“Executive”).

WHEREAS, the Company or one of its subsidiaries employs the Executive, and in connection with such employment, the Executive has and will receive specific confidential information relating to the business of the Company, which confidential information is necessary to enable Executive to perform Executive’s duties.  Executive will play a significant role in the development and management of the businesses of the Company and has and will be entrusted with the Company’s confidential information relating to the Company, the Company’s customers, suppliers, subcontractors, employees and others.

WHEREAS, it is a condition to the execution of the Restricted Stock Agreement, dated as of the date hereof, by and between Executive and the Company, that Executive execute and deliver this Non-Competition Agreement simultaneously with the execution and delivery of that agreement.

NOW, THEREFORE, it is mutually agreed as follows:

SECTION 1.         Confidentiality.

Confidential Information.  In addition to all duties of loyalty imposed on Executive by law, during the term of Executive’s employment with the Company or any of its subsidiaries, and for 18 moths following the termination of such employment for any reason, Executive shall maintain Confidential Information in confidence and secrecy and shall not disclose Confidential Information or use it for the benefit of any person or organization (including Executive) other than the Company without the prior written consent of an authorized officer of the Company (except for disclosures to persons acting on the Company’s behalf with a need to know such information), under any circumstances where any Confidential Information so disclosed or used is reasonably likely to be used anywhere on behalf of any Competitive Business.

(b)                                 Trade Secrets.  During his or her employment with the Company or any of its subsidiaries, Executive shall preserve and protect Trade Secrets of the Company from unauthorized use or disclosure; and after termination of such employment, Executive shall not use or disclose any Trade Secret of the Company for so long as that Trade Secret remains a Trade Secret.

(c)                                  Procedures.  In the event that Executive is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil demand or similar process) to disclose any Confidential Information or Trade Secrets, Executive will give the Company prompt written notice of such request or requirement so that the Company may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Non-Competition Agreement, and Executive will cooperate with the Company’s efforts to obtain such protective order.  In the event that such protective order or other remedy is not obtained or the Company waives compliance with the relevant provisions of this Non-Competition Agreement, Executive is permitted to furnish that

Confidential Information or Trade Secrets which is legally required to be disclosed and will use his reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

As used in this Non-Competition Agreement, all capitalized terms used without definition shall have the meanings ascribed to them in the Employment Agreement.  In addition, the following terms have the meanings set forth below:

“Competitive Business” means any corporation, partnership, association, or other person or entity, including but not limited to Executive, (i) which competes directly, or is planning to compete directly, with the Company with respect to the design, development, manufacture, remanufacture, assembly, marketing, sales, or service of standby power products, or any other business of the Company, that was within Executive’s management, operational, marketing, purchasing or sales responsibility, including the responsibility of personnel reporting directly to Executive, or about which Executive received any Confidential Information or Trade Secrets at any time within eighteen (18) months prior to termination of Executive’s employment with the Company or any of its subsidiaries, and (ii) which engages or plans to engage in such competition in any state of the United States in which the Company sold or distributed, or actively attempted to sell or to distribute, such products within eighteen (18) months prior to termination of Executive’s employment with the Company or any of its subsidiaries.

“Confidential Information” shall mean information related to the Company’s business, not generally known in the trade or industry, which Executive learns or creates during the period of Executive’s employment with the Company or any of its subsidiaries, which may include but is not limited to product specifications, manufacturing procedures, methods, equipment, compositions, technology, formulas, know-how, research and development programs, sales methods, customer lists, customer usages and requirements, computer programs and other confidential technical or business information and data.  Confidential Information shall not include any information that (A) is or becomes generally available to the public other than as a result of a disclosure by Executive in violation of this Non-Competition Agreement or (B) becomes available to Executive on a non-confidential basis from a source other than the Company or its affiliates which is not prohibited from disclosing such information to Executive by a legal, contractual or fiduciary obligation to the Company or any other person.

“Trade Secret(s)” means information, including a formula, pattern, compilation, program, device, method, technique or process, that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and that is the subject of efforts to maintain its secrecy that are reasonable under the circumstances.

(d)                                 Executive further agrees to take all reasonable measures to prevent unauthorized persons or entities from obtaining or using Confidential Information.  Promptly upon termination of his employment with the Company and its subsidiaries, Executive agrees to deliver to the Company all property and materials within Executive’s possession or control which belong to the Company or which contain Confidential Information.

SECTION 2.         Non-Competition; Non-Solicitation.

(a)                                  Noncompetition.  During the term of Executive’s employment with the Company or any of its subsidiaries and for eighteen (18) months following the termination of such employment for any reason, Executive shall not, directly or indirectly, participate in, consult with, be employed by, or assist with the organization, planning, ownership, financing, management, operation or control of any Competitive Business in any capacity in which, in the absence of this Agreement, Confidential Information, Trade Secrets or Goodwill of the Company would reasonably be considered useful.

“Goodwill” means any tendency of customers, distributors, representatives, employees, or federal, state, local or foreign governmental entities to continue or renew any valuable business relationship with the Company or any Competitive Business with which Executive may be associated, based in whole or in part on past successful relationships with the Company or the lawful efforts of the Company to foster such relationships, and in which Executive, or any personnel reporting directly to Executive, actively participated at any time within eighteen (18) months prior to termination of Executive’s employment with the Company or any of its subsidiaries.

(b)                                 Nonsolicitation.   During the term of Executive’s employment with the Company or any of its subsidiaries and for eighteen (18) months following the termination of such employment for any reason, Executive shall not, directly or indirectly, on behalf of any Competitive Business, either by himself or by providing substantial assistance to others, solicit to terminate employment with the Company or any of its subsidiaries, or to accept or begin employment with or service to any Competitive Business, any employee of the Company whom Executive supervised or about whom Executive gained Confidential Information at any time during the last eighteen (18) months of Executive’s employment with the Company or any of its subsidiaries.

SECTION 3.         No Right to Continued Employment.  Nothing in this Non-Competition Agreement shall confer upon Executive any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby reserved, to discharge Executive at any time for any reason whatsoever, with or without cause.

SECTION 4.         No Conflicting Agreements.  Executive warrants that Executive is not bound by the terms of a confidentiality agreement, non-competition or other agreement with a third party that would conflict with Executive’s obligations hereunder.

SECTION 5.         Remedies.

(a)                                  In the event of breach or threatened breach by Executive of any provision hereof, the Company shall be entitled to seek temporary or preliminary injunctive relief or other equitable relief to which either of them may be entitled, without the posting of any bond or other security.

(b)                                 The period of time during which the restrictions set forth in Section 2(a) hereof will be in effect will be extended by the length of time during which Executive is in breach of the terms of those provisions as finally determined by an arbitrator or any court of competent jurisdiction.

SECTION 6.         Successors and Assigns.  This Non-Competition Agreement shall be binding upon Executive and Executive’s heirs, assigns and representatives and inure to the benefit of the Company and its successors and assigns, including without limitation any entity to which substantially all of the assets or the business of either of the Company are sold or transferred.  The obligations of Executive are personal to Executive and shall not be assigned by Executive.

SECTION 7.         Severability.  It is expressly agreed that if any restrictions set forth in this Non-Competition Agreement are found by any court having jurisdiction to be unreasonable because they are too broad in any respect, then and in each such case, the remaining provisions herein contained shall, to the greatest extent permitted under applicable law, nevertheless, remain effective, and this Non-Competition Agreement, or any portion hereof, shall, to the extent permitted by applicable law, be considered to be amended, so as to be considered reasonable and enforceable by such court, and the court shall specifically have the right to restrict the time period or the business or geographical scope of such restrictions to any portion of the time period, business or geographic areas to the extent the court deems such restriction to be necessary to cause the covenants to be enforceable and, in such event, the covenants shall be enforced to the extent so permitted and the remaining provisions shall be unaffected thereby.  In such event, the parties hereto agree to execute all documents necessary to evidence such amendment so as to eliminate or modify any such unreasonable provision in order to carry out the intent of this Non-Competition Agreement insofar as possible and to render this Non-Competition Agreement enforceable in all respects as so modified.  The covenants contained in this Section 7 shall be construed to extend to separate jurisdictions or sub-jurisdictions of the United States in which the Company, during the term of Executive’s employment, have been or are engaged in business, and to the extent that any such covenant shall be illegal and/or unenforceable with respect to any jurisdiction, said covenant shall not be affected thereby with respect to each other jurisdiction, such covenants with respect to each jurisdiction being construed as severable and independent.  The restrictive covenant provisions of this Non-Competition Agreement shall govern to the extent there is any conflict between their terms and the terms of any other agreement or understanding with the Company.

SECTION 8.         Notices.  Any notice required or permitted to be given under this Non-Competition Agreement shall be in writing and be deemed given when delivered by hand or received by registered or certified mail, postage prepaid, or by nationally reorganized overnight courier service addressed to the party to receive such notice at the following address or any other address substituted therefor by notice pursuant to these provisions:

If to the Executive, to him at his most recent address in the Company’s records.

If to the Company:

Generac Power Systems, Inc.
P.O. Box 295
Waukesha, WI  53187
Attention:  Chief Executive Officer

with a copy to:

GPS CCMP Acquisition Corp.
c/o CCMP Capital Advisors, LLC
245 Park Avenue, 16th floor
New York, New York  10167
Attn:  Stephen Murray

SECTION 9.         Amendment.  No provision of this Non-Competition Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by the Company and Executive.

SECTION 10.       Entire Agreement.  This Non-Competition Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof, however, if any portion of this Non-Competition Agreement is determined to be unenforceable by a court of law, then solely the appropriate conflicting provisions of any other agreement binding upon Executive shall control.

SECTION 11.       Waiver, etc.  The failure of the Company to enforce at any time any of the provisions of this Non-Competition Agreement shall not be deemed or construed to be a waiver of any such provision, nor in any way affect the validity of this Non-Competition Agreement or any provision hereof or the right of the Company to enforce thereafter each and every provision of this Non-Competition Agreement.  No waiver of any breach of any of the provisions of this Non-Competition Agreement by the Company shall be effective unless set forth in a written instrument executed by the Company, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

SECTION 12.       Applicable Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Non-Competition Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Wisconsin or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Wisconsin.

SECTION 13.       Enforcement.  If any party shall institute legal action to enforce or interpret the terms and conditions of this Non-Competition Agreement or to collect any monies hereunder, venue for any such action shall be the State Wisconsin.  Each party irrevocably consents to the jurisdiction of the courts located in the State of Wisconsin for all suits or actions arising out of this Non-Competition Agreement.  Each party hereto waives to the fullest extent possible, the defense of an inconvenient forum, and each agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Non-Competition Agreement to be executed as of the day written above.

GPS CCMP ACQUISITION CORP.

Name:
Title:

EXECUTIVE:

Name: Clement Feng

EXHIBIT D

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Shareholders’ Agreement dated as of November 10, 2006 (the “Shareholders’ Agreement”) among GPS CCMP ACQUISITION CORP., CCMP CAPITAL INVESTORS II, L.P., CCMP CAPITAL INVESTORS (CAYMAN) II, L.P. ASIA OPPORTUNITY FUND II, L.P., AOF II EMPLOYEE CO-INVEST FUND, L.P., CCMP GENERAC CO-INVEST, L.P. and certain other persons named therein.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and a “Management Shareholder” under the Shareholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a Management Shareholder as if it had executed the Shareholders’ Agreement.  The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders’ Agreement.  The Joining Party acknowledges that, among the obligations of such Joining Party pursuant to the Shareholders’ Agreement is the obligation to sell any or all of the Company Equity Securities acquired by such Joining Party to the Company or to one or more Third Parties in certain circumstances pursuant to Articles IV and V of the Shareholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: December 27, 2007

Name: Clement Feng

Address for Notices:

AGREED ON THIS [27] day of December, 2007:

GPS CCMP ACQUISITION CORP.

By:
Name:
Title: